EXHIBIT 10.1


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                          SECURITIES PURCHASE AGREEMENT

                                 by and between


                            THE HAIN FOOD GROUP, INC.

                                       and

                               EARTH'S BEST, INC.




                               September 24, 1999








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                                TABLE OF CONTENTS


                                                                            Page

                                    ARTICLE I

                                   THE SHARES

SECTION 1.1.  Issuance, Sale and Purchase of the Shares........................2
SECTION 1.2.  Other Agreements.................................................2
SECTION 1.3.  Closing..........................................................2
SECTION 1.4.  Legends..........................................................3
SECTION 1.5.  Further Action...................................................4

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

SECTION 2.1.  Representations and Warranties of the Company....................4
SECTION 2.2.  Representations and Warranties of the Purchaser.................12

                                   ARTICLE III

                               CLOSING CONDITIONS

SECTION 3.1.  Conditions to Obligation of the Purchaser.......................14
SECTION 3.2.  Conditions to the Obligations of the Company....................16

                                   ARTICLE IV

                                   TERMINATION


                                    ARTICLE V

                                  MISCELLANEOUS


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EXHIBITS

EXHIBIT A         -        FORM OF INVESTORS AGREEMENT
EXHIBIT B         -        FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT C         -        STRATEGIC ALLIANCE AGREEMENT TERM SHEETS
EXHIBIT D         -        OPINION OF CAHILL GORDON & REINDEL
EXHIBIT E         -        OPINION OF COUNSEL FOR THE PURCHASER

SCHEDULES

Schedule 2.1(g)   Litigation
Schedule 2.1(o)   Outstanding Options, Warrants and Convertible Securities
Schedule 2.1(p)   Registration Rights
Schedule 2.1(r)   Fiscal 1999 Balance Sheet
Schedule 2.1(u)   Labor Relations
Schedule 2.1(y)   Brokers and Finders




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                         SECURITIES PURCHASE AGREEMENT


     Securities Purchase Agreement (the "Agreement"), dated September 24, 1999, by and between The Hain Food Group, Inc., a Delaware corporation (the "Company"), and Earth's Best, Inc., an Idaho corporation (the "Purchaser").

                              W I T N E S S E T H :

     WHEREAS, the Company desires to issue and sell to the Purchaser 2,837,343 shares (the "Investment Shares") of its Common Stock, par value $.01 per share (the "Common Stock"), on the terms and subject to the conditions set forth in this Agreement, and the Purchaser desires to purchase such Investment Shares on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, concurrently with the issuance and sale of the Investment Shares, the Purchaser desires to sell and assign to the Company, and the Company desires to purchase from the Purchaser (the "Acquisition"), the existing trademarks of the Purchaser (the "Business") pursuant to the terms and subject to the conditions contained in a separate Asset Purchase and Sale Agreement (the "Acquisition Agreement");

     WHEREAS, in connection with the Acquisition, the Company has agreed to issue to the Purchaser an additional 670,234 shares of Common Stock (the "Acquisition Shares" and, together with the Investment Shares, the "Shares"); and

     WHEREAS, in connection with the issuance and sale of the Investment Shares, H.J. Heinz Company, the indirect owner of EB ("Heinz"), and Company desire to enter into a Service Agreement for procurement, manufacturing and logistics (i.e., warehousing, handling and distribution) of food products and a Sales/Marketing/Distribution Agreement relating to existing and future foreign operations (together, the "Strategic Alliance Agreements").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:




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                                    ARTICLE I

                                   THE SHARES


     SECTION 1.1. Issuance, Sale and Purchase of the Investment Shares. In reliance upon the representations and warranties made herein and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase, the Investment Shares from the Company on the Closing Date (as defined below), for an aggregate purchase price of $82,383,843 (the "Purchase Price"), or $29.03556 per share.

     SECTION 1.2. Other Agreements. (a) Concurrently with the Closing (as defined below), the Company will enter into (a) an Investor's Agreement with the Purchaser in substantially the form attached as Exhibit A hereto (the "Investor's Agreement") and (b) a Registration Rights Agreement in favor of the Purchaser and its permitted assignees in substantially the form attached as Exhibit B hereto (the "Registration Rights Agreement" and, together with the Investor's Agreement and the Acquisition Agreement, the "Other Documents").

     (b) The Company and the Purchaser, on behalf of Heinz, agree to negotiate the Strategic Alliance Agreements in good faith and execute the same as soon as reasonably practicable following the Closing (as defined below), substantially on the terms and conditions set forth in Exhibit C hereto.

     SECTION 1.3. Closing. The closing (the "Closing") of the issuance and sale of the Shares shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, on such date and time as may be agreed upon between the Purchaser and the Company following the satisfaction or waiver of the conditions set forth in Article III below (such date and time being called the "Closing Date"). At the Closing, the Company shall issue and deliver to the Purchaser stock certificates in definitive form, registered in the name of the Purchaser or its designee, representing the Investment Shares and, in accordance with the Acquisition Agreement, the Acquisition Shares. As payment in full for the Investment Shares, and against delivery therefor at the Closing, the Purchaser shall initiate a wire transfer in immediately available United States funds in the amount of the Purchase Price to an account of the Company in New York, New York designated by the Company by notice to the Purchaser not later than two days prior to the Closing Date.


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     SECTION 1.4. Legends. (a) Each certificate representing the Shares shall bear the following legend in addition to any other legend that may be required from time to time under applicable law or pursuant to any other contractual obligation:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A "TRANSFER") EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF AN INVESTOR'S AGREEMENT DATED SEPTEMBER 24, 1999 BY AND BETWEEN THE HAIN FOOD GROUP, INC. ("HAIN") AND EARTH'S BEST, INC. ("EBI"). SUCH SECURITIES ARE ALSO SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED SEPTEMBER 24, 1999 BY AND BETWEEN HAIN AND EBI. ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENTS, A COPY OF EACH OF WHICH IS ON FILE WITH THE COMPANY.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR STATE SECURITIES LAWS AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT.

     (b) Upon termination of the Investor's Agreement and/or the Registration Rights Agreement, the legends set forth in the first paragraph of Section 1.4(a) referencing each such agreement which has been terminated shall be removed from the certificates representing the Shares. The legends set forth in the second paragraph of Section 1.4(a) shall be removed from the certificates representing the Shares upon delivery of a satisfactory opinion of counsel for the holders that the removal of such legends would comply with the Securities Act of 1933, as amended (the "Securities Act"). Notwithstanding anything in this Agreement to the contrary, the Purchaser shall be permitted to transfer all or any Shares to any wholly-owned, direct or indirect subsidiary of Heinz without the delivery to the Company of an opinion of counsel that such transfer is exempt from the requirements of the Securities Act; provided, the transferred Shares shall bear the legends set forth in Section 1.4(a) following such transfer (unless otherwise removed in accordance with this Section 1.4(b)).


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     SECTION 1.5. Further Action. During the period from the date hereof to the
Closing Date, each of the Company and the Purchaser shall use its best efforts to take all action necessary or appropriate to satisfy the closing conditions contained in Article III hereof and to cause its respective representations and warranties contained in Article II to be complete and correct as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES


     SECTION 2.1. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

     (a) Each of the Company and each of its subsidiaries (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized, and has all requisite power and authority to own or lease and occupy its properties and conduct its business as currently conducted, and is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have or be reasonably likely to result in a material adverse effect on the business, results of operations, properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

     (b) All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and, are owned by the Company, directly, or indirectly through another Subsidiary, free and clear of any lien, adverse claim, security interest, mortgage, pledge, equity or other encumbrance except for the security interest granted therein under the Credit Agreement among the Company, the subsidiary guarantors named therein and IBJ Whitehall Bank & Trust Company, as administrative agent and Fleet Bank, N.A., as syndication agent dated May 18, 1999 (the "Credit Agreement"). None of the outstanding shares of capital stock of any of the Subsidiaries was issued in violation of the preemptive or similar rights of any stockholder or other holder of interests of such Subsidiary arising by operation of law, under its certificate or articles of incorporation or organization, by-laws or other organizational document or under any agreement to which the Company or any Subsidiary is a party. There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of any Subsidiary or (ii)


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options or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary.

     (c) The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of the date hereof, 14,480,000 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding. The outstanding shares of Common Stock have been duly and validly authorized and issued in compliance with all Federal and state securities laws, and are fully paid and nonassessable; the Shares have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be fully paid and nonassessable; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares.

     (d) The Company and each of the Subsidiaries have all requisite power and authority, and all necessary material authorizations, approvals, orders, licenses, certificates and permits (collectively, "Governmental Licenses"), of and from the appropriate Federal, state, local or foreign regulatory or governmental agencies, officials, bodies and tribunals, necessary to own or lease their respective properties and to conduct their respective businesses as now being conducted, except where the failure to possess any such Government Licenses would not, individually or in the aggregate, have a Material Adverse Effect; all such Governmental Licenses are in full force and effect, except where the failure to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and the Company and each of the Subsidiaries are in compliance with all applicable laws (including, without limitation laws and regulations governing the manufacture, processing, storage, packaging, distribution and sale of the food products of the Company and the Subsidiaries) and Governmental Licenses, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

     (e) Except as otherwise disclosed in the Company's reports, proxy statements, registration statements, forms and other documents filed with the Securities and Exchange Commission (the "SEC") and publicly available during the Company's fiscal year ended June 30, 1998 and the nine months ended March 31, 1999 (the "Current SEC Documents") or as would not have a Material Adverse Effect, the Company and the Subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, existing and enforceable leases.


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     (f) The Company and the Subsidiaries own or possess a valid license to use the patents, patent rights, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") presently employed by them in connection with the business now operated by them. Neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any facts or circumstances which would render any Intellectual Property invalid, unenforceable or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which invalidity, unenforceability or inadequacy, either singly or in the aggregate, might reasonably be expected to result in a Material Adverse Effect. Since the respective dates of the Base Balance Sheets (as defined below) neither the Company nor any of the Subsidiaries has been a defendant in any action, suit, investigation or proceeding relating to, or has otherwise been notified of, any alleged claim of infringement by the Company or any of the Subsidiaries of the intellectual property rights of any person, and neither the Company nor any of the Subsidiaries has knowledge of any other such infringement by the Company or any of the Subsidiaries which action, suit, investigation, proceeding or claim, either singly or in the aggregate, might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has any outstanding claim or suit for, or has any knowledge of, any continuing infringement by any other person of any of the Intellectual Property, and no Intellectual Property is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by the Company or any of the Subsidiaries which, either singly or in the aggregate, might reasonably be expected to have a Material Adverse Effect.

     (g) Except as set forth on Schedule 2.1(g), there is no action, suit, proceeding, inquiry, audit or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of the Subsidiaries, which is required to be disclosed in the Current SEC Documents, or which might reasonably be expected to have a Material Adverse Effect or materially and adversely affect the consummation of this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all such pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Current SEC Documents, including ordinary routine litigation incidental to the business, could not reasonably be expected to have in a Material Adverse Effect.

     (h) The Company has full corporate power and authority to enter into and perform its obligations under this Agreement, the Acquisition Agreement and the Investor's Agreement and to issue, sell and deliver the Shares; this Agreement, the Acquisition


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Agreement and the Investor's Agreement have been or will be, at or prior to the
Closing, duly authorized, executed and delivered by the Company and, when so executed (assuming the due authorization, execution and delivery by the Purchaser), will each constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether a proceeding is considered at law or in equity).

     (i) The Company has full corporate power and authority to enter into and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been or will be, at or prior to the Closing, duly authorized, executed and delivered by the Company and, when so executed (assuming the due authorization, execution and delivery by the Purchaser), will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether a proceeding is considered at law or in equity) or (iii) with respect to any rights to indemnity or contribution thereunder, by applicable securities laws and public policy considerations.

     (j) No filing with or consent, approval, authorization or order of any court or governmental agency, authority or body is required (and has not been received) for the execution and delivery by the Company of this Agreement and the Other Documents, the performance by the Company of its obligations hereunder and thereunder or the consummation by the Company of the transactions contemplated herein and therein, except (i) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) filings with the SEC and state securities administrators and (iii) such other consents, approvals, authorizations or orders the failure of which to be obtained, made or given would not, individually or in the aggregate, have a Material Adverse Effect.

     (k) Neither the Company nor any of the Subsidiaries is in violation of, in conflict with, in breach of or in default under (and none of them knows of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default under) its certificate or articles of incorporation or organization or by-laws (and none of them knows of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a violation), and neither the Company nor any Subsidiary is in default in the performance of any obligation, agreement or condition contained in any loan, note or other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement by which it or its properties are bound, except


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                                      -8-


for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

     (l) Except as described in the Current SEC Documents or as would not have a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any Federal, state, local or foreign laws or regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), and (B) there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws.

     (m) All "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by the Company or the Subsidiaries are in compliance with their terms and all applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended, and any other applicable laws, and the Company, the Internal Revenue Code of 1986, as amended, and any other applicable laws, and the Company and its Subsidiaries do not have liabilities or obligations with respect to such employee benefit plans (whether in respect of funding, provision of security or otherwise), except (i) liabilities or obligations to make benefit or other payments in accordance with the terms of such plan, and (ii) for instances of non-compliance or liabilities or obligations that, individually or in the aggregate, will not have a Material Adverse Effect.

     (n) Neither the issuance and sale of the Shares nor the execution and delivery by the Company of this Agreement and the Other Documents and the performance by the Company of its obligations hereunder and thereunder will violate any provision of law, the organizational documents governing the Company or any Subsidiary or any order of any court or other agency of government, or conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any indenture, agreement or other instrument by which the Company or any Subsidiary or any of their respective properties or assets is bound, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever known to the Company upon any of the properties or assets of the Company or any Subsidiary.


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     (o) Except as set forth on Schedule 2.1(o), there are no (i) outstanding warrants or options to purchase any shares of capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and there are no restrictions upon the voting or transfer of, or the declaration or payment of any dividend or distribution on, any shares of capital stock of the Company pursuant to the certificate of incorporation or by-laws of the Company, any agreement (other than the Credit Agreement) or other instrument to which the Company is a party or by which the Company is bound, or any order, law, rule, regulation or determination of any court, governmental agency or body (including, without limitation, any banking or insurance regulatory agency or body), or arbitrator having jurisdiction over the Company.

     (p) Except as set forth on Schedule 2.1(p) hereto, there are no registration or other rights entitling any person to registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issued capital stock of the Company (other than pursuant to the Registration Rights Agreement), or to purchase or subscribe for capital stock of the Company (other than pursuant to the Investors Agreement).

     (q) The Company files and has filed all required reports, proxy statements, forms and other documents with the SEC since June 30, 1994 (including all information incorporated therein by reference, the "SEC Documents"). True and complete copies of all such SEC Documents have been made available to the Purchaser. As of their respective dates, (i) the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and (ii) except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed and publicly available prior to the date of this Agreement, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except


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                                      -10-


for liabilities and obligations incurred in the ordinary course of business, consistent with past practices, since the date of the most recent consolidated balance sheet included in our Current Report on Form 8-K filed in connection with the acquisition of Natural Nutrition Group, Inc. which was consummated on May 18, 1999 (the "8-K Balance Sheet"), neither the Company nor any of the Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) liabilities provided for in the Base Balance Sheets or disclosed in the notes thereto and (ii) other undisclosed liabilities which, individually or in the aggregate, would not have a Material Adverse Effect.

     (r) Schedule 2.1(r) sets forth a draft copy of the Company's consolidated balance sheet for the fiscal year ended June 30, 1999 (the "Draft Fiscal 1999 Balance Sheet" and, together with the 8-K Balance Sheet, the "Base Balance Sheets"). The Draft Fiscal 1999 Balance Sheet fairly presents in all material respects, in conformity with generally accepted accounting principles applied on consistent basis, the consolidated financial position of the Company and the Subsidiaries as of June 30, 1999. Except for liabilities and obligations incurred in the ordinary course of business, consistent with past practices, since the date of the Draft Fiscal 1999 Balance Sheet, neither the Company nor any of the Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) liabilities provided for in the Base Balance Sheets or disclosed in the notes thereto and (ii) other undisclosed liabilities which, individually or in the aggregate, would not have a Material Adverse Effect.

     (s) Except as disclosed in Current SEC Documents, since the respective dates of the Base Balance Sheets, the Company and the Subsidiaries have conducted their respective businesses only in the ordinary course of business in accordance with past practices, and there has not been (i) any event occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, (ii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock of the Company, (iii) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a Material Adverse Effect, (iv) any change in accounting methods, principles or practices by the Company, except for the adoption of SOP 98-5 effective July 1, 1999, and (v) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     (t) All Tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any Taxing Authority by or on behalf of the Company or any Subsidiary (collectively, the "Returns") have, to the extent required to be filed on or before the date hereof, been filed when due in accordance with all applicable laws; (ii) as of the time of filings, the Returns were true, correct and complete in all material respects; (iii) all Taxes shown as due and payable on the Returns that have been filed have been timely paid, or withheld and remitted to the appropriate Taxing Authority; (iv) the charges, accruals and reserves for Taxes with respect to the Company and each of its Subsidiaries reflected on the books of the Company and its Subsidiaries (excluding any provision for deferred income taxes reflecting either differences between the treatment of items for accounting and income tax purposes or carryforwards) are adequate to cover material Tax liabilities accruing through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books; and (v) there are no liens or encumbrances for Taxes upon the assets of the Company or any Subsidiary except liens for current Taxes not yet due. "Tax" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign) and (ii) liability of the Company or any Subsidiary for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any Subsidiary to a Taxing Authority is determined or taken into account with reference to the liability of any other Person.

     (u) Except as set forth on Schedule 2.01(u), there exists no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any Subsidiary with is pending or, to the knowledge of the Company, threatened.

     (v) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.

     (w) The Company agrees that neither it nor anyone acting on its behalf will offer any of the Shares so as to bring the issuance and sale of the Shares within the provisions of Section 5 of the Securities Act, or offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto with, anyone if the sale of any of the Shares or any such similar securities would be integrated as a single offering for the purposes of the Securities Act, including, without limitation, Regulation D thereunder.

     (x) The Board of Directors of the Company has, by a majority vote at a meeting of such Board duly held on September 14, 1999, approved and adopted this Agreement, the offering and sale of the Shares and the other transactions contemplated hereby and determined that the offering and sale of the Shares is fair to the stockholders of the Company.

     (y) Except as set forth in Schedule 2.1(y) hereof, none of the Company, the Subsidiaries, the Board of Directors of the Company or any member of the Board of Directors of the Company has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the offering and sale of the Shares.

     (z) In connection with the Company's computer software relevant for the normal operation of its business (i) the Company is aware of the risk associated with the date change from December 31, 1999 to January 1, 2000, (ii) the Company is taking, or has taken, appropriate action to remedy any problems relating to the year 2000 date change that might adversely affect its business, both prior to and following January 1, 2000, (iii) the Company is taking, or has taken, steps to assure that its clients, counterparties and suppliers, including technology, telecommunications, and software providers, are able to meet the requirements of the year 2000 date change, as applicable and neither the Company nor any of the Subsidiaries knows of any inability of any of the foregoing to meet the requirements of the year 2000 date change and (iv) the Company will complete all year 2000 required modification, validation and implementation by October 31, 1999.

     SECTION 2.2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that:

     (a) The Purchaser has been duly organized, and is validly existing and in good standing as a corporation under the laws of the jurisdiction in which it was organized, and has all requisite power and authority under such laws to own or lease and operate its properties and to carry on its business as now conducted.

     (b) The Purchaser has the power and authority to execute, deliver and perform this Agreement, the Acquisition Agreement and the Investor's Agreement. All action on the part of the Purchaser necessary for the authorization, execution and delivery of this Agreement, the Acquisition Agreement and the Investor's Agreement and the performance of all obligations of the Purchaser hereunder and thereunder have been taken or will be taken prior to the Closing. This Agreement, the Acquisition Agreement and the Investor's

Agreement have been or will be, at or prior to the Closing, duly authorized, executed and delivered by the Purchaser and, when so executed (assuming the due authorization, execution and delivery by the Company), each constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

     (c) The Purchaser has full corporate power and authority to enter into and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been or will be, at or prior to the Closing, duly authorized, executed and delivered by the Purchaser and, when so executed (assuming the due authorization, execution and delivery by the Company), will constitute a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether a proceeding is considered at law or in equity) or (iii) with respect to any rights to indemnity or contribution thereunder, applicable securities laws and public policy considerations.

     (d) The execution and delivery by the Purchaser of this Agreement and the Other Documents and the performance by the Purchaser of its obligations hereunder and thereunder will not violate any provision of law, the organizational documents governing the Purchaser or any order of any court or other agency of government, or conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any indenture, agreement or other instrument by which the Purchaser or any of their respective properties or assets is bound, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever known to the Purchaser upon any of the properties or assets of the Purchaser.

     (e) The Shares will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser further represents that it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Purchaser (i) has such knowledge and experience in financial and business matters, including investments of the type represented by the Shares, as to be capable of evaluating the merits of investment in the Company; (ii) has not been furnished with or relied upon any oral representation, warranty or information in connection with the offering of the Shares; and (iii) is an "accredited investor" as such term is defined in Rule

501 of the rules and regulations promulgated under the Securities Act. The Purchaser and its agents, attorneys and advisors have been provided reasonable access to all of the books, records, financial statements, accounts, places of business, and any other information reasonably related to the conduct of the business of the Company, and has been afforded the opportunity to conduct an independent investigation of all of those matters and has satisfied itself as to all of the risks of the business of the Company, and has satisfied itself that it has obtained all of the information and descriptions of reasonable risks associated with the transaction contemplated hereby that a reasonably prudent investor would wish to obtain.

     (f) The Company will not have any liability or obligation for any brokerage fees or finder's fees with respect to this Agreement or the transactions contemplated hereby as a result of any action taken by the Purchaser in connection herewith and therewith.

     (g) No filing with or consent, approval, authorization or order of any court or governmental agency, authority or body is required (and has not been received) for the execution and delivery by the Purchaser of this Agreement and the Other Documents, the performance by the Purchaser or its obligations hereunder and thereunder or the consummation by the Purchaser of the transactions contemplated herein and therein, except (i) in connection with the applicable requirements of the HSR Act and (ii) filings with the SEC and state securities administrators.

     (h) On the Closing Date, the Purchaser and its corporate, limited liability and limited partnership Affiliates shall not beneficially own (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended) shares of Common Stock other than the Shares.


                                   ARTICLE III

                               CLOSING CONDITIONS


     SECTION 3.1. Conditions to Obligation of the Purchaser. The obligation of the Purchaser to purchase the Investment Shares shall be subject to satisfaction or waiver by it of the following conditions on or before the Closing Date:

     (a) The representations and warranties of the Company contained in Section
2.1 hereof that are qualified as to materiality shall be true and accurate, and those not so qualified shall be true and accurate in all material respects at and as of the Closing Date as if made on the date hereof.

     (b) The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein that are required to be performed or complied with by it on or before the Closing Date.

     (c) The Company shall have received all consents, permits, approvals and other authorizations that may be required from, and made all such filings and declarations that may be required with, any person pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree by which the Company or any of its assets is bound, in connection with the transactions contemplated by this Agreement, except for
(i) notice requirements which may be fulfilled subsequent to the Closing Date and (ii) consents, permits, approvals, authorizations, filings and declarations the failure to obtain or to undertake which will not adversely affect the Company's ability to perform its obligations under this Agreement or any agreement executed in accordance herewith.

     (d) The waiting period (and any extension thereof) applicable to the offering and sale of the Shares under the HSR Act shall have been terminated or shall have expired.

     (e) The Purchaser shall have received a certificate, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, certifying that the conditions in Sections 3.1(a), (b) and (c) are satisfied on and as of such date.

     (f) The Company shall have executed and delivered the Investor's Agreement and Registration Rights Agreement, and the Purchaser's Designee and the Joint Designee (each as defined in the Investor's Agreement) shall have been appointed to the Board of Directors of the Company pursuant to the Investor's Agreement.

     (g) The Purchaser and its counsel shall have received copies of the following documents:

          (i) the certificate of incorporation of the Company (the "Certificate of Incorporation"), certified as of a recent date by the Secretary of State of the State of Delaware, and a certificate of such authority dated as of a recent date as to the due incorporation and good standing of the Company and listing all documents of the Company on file with said authority;

          (ii) a certificate of the Secretary of the Company dated the Closing Date certifying: (A) that attached thereto is a true and complete copy of the by-laws of the Company (the "By-Laws") as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Other Documents and the issuance, sale and delivery of the Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement;
     (C) that the Certificate of Incorporation has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) above; (D) that the By-Laws have not been amended since the date of the last amendment referred to in such certificate pursuant to subclause (ii)(A) above; and (E) that each officer of the Company executing this Agreement and the Other Documents, the certificates representing the Shares and any agreement, certificate or instrument furnished pursuant hereto, was, at the respective times of such execution and delivery of such documents, duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures or true facsimiles thereof; and

          (iii) such additional supporting documents as the Purchaser may reasonably request.

     (h) The Purchaser shall have received an opinion (satisfactory to the Purchaser and its counsel), dated the Closing Date, from Cahill Gordon & Reindel in substantially the form of Exhibit C hereto.

     (i) Each of the Investor's Agreement and the Registration Rights Agreement shall have been duly executed and delivered by the parties thereto and such agreements shall be in full force and effect upon Closing.

     (j) On the Closing Date, the Company shall have made the requisite filings for listing of the shares on the Nasdaq National Market.

     SECTION 3.2. Conditions to the Obligations of the Company. The Company's obligation to sell the Investment Shares shall be subject to the satisfaction or waiver by it of the following conditions on or before the Closing:

     (a) The representations and warranties of the Purchaser contained in
Section 2.2 of this Agreement that are qualified as to materiality shall be true and accurate, and those not so qualified shall be true and accurate in all material respects at and as of the Closing Date as if made on the date hereof.

     (b) The Purchaser shall have performed and complied in all material respects with all agreements and conditions contained herein that are required to be performed or complied with by it on or before the Closing Date, including without limitation, payment of the Purchase Price.

     (c) The Purchaser shall have received all consents, permits, approvals and other authorizations that may be required from, and made all such filings and declarations that may be required with, any person pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree by which the Purchaser or any of its assets is bound, in connection with the transactions contemplated by this Agreement, except for
(i) notice requirements which may be fulfilled subsequent to the Closing Date and (ii) consents, permits, approvals, authorizations, filings and declarations the failure to obtain or to undertake which will not adversely affect the Purchaser's ability to perform its obligations under this Agreement or any agreement executed in accordance herewith.

     (d) The waiting period (and any extension thereof) applicable to the offering and sale of the Shares under the HSR Act shall have been terminated or shall have expired.

     (e) The Company shall have received a certificate, dated the Closing Date and signed by the President of the Purchaser, certifying that the conditions in Sections 3.2(a), (b) and (c) are satisfied on and as of such date.

     (f) The Company shall have received an opinion (reasonably satisfactory to the Company and its counsel), dated the Closing Date, from the Vice President-Legal Affairs of the Purchaser in substantially the form of Exhibit D hereto.

     (g) Each of the Investor's Agreement and Registration Rights Agreement shall have been duly executed and delivered by the parties thereto and such agreements shall be in full force and effect upon Closing.

     (h) On the Closing Date, the Company shall have made the requisite filings for listing of the shares on the Nasdaq National Market.

                                   ARTICLE IV

                                   TERMINATION


     SECTION 4.1 (a) This Agreement maybe terminated at any time prior to
Closing:

          (i) by the written agreement of the Company and the Purchaser;

          (ii) upon notice given by the Company or the Purchaser to the other party if the Closing has not occurred on or prior to October 15, 1999; provided that if the Closing has not occurred as of such date due to the failure of such party to perform or comply with any of the conditions required to be performed by it prior to the Closing, such party will have no termination rights under this clause (ii); or

          (iii) upon notice given by the Company or the Purchaser to the other parties, if the consummation of the transactions contemplated hereby would violate, in whole or in part, any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

     (b) In the event of the termination of this Agreement pursuant to this
Article IV, this Agreement, except for the provisions of Article V(a), (f) and
(g), shall become void and shall have no effect, without any liability on the part of any party or its directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Article IV shall relieve any party to this Agreement for a breach of any of its covenants or agreements contained in this Agreement.

     (c) The Company and the Purchaser acknowledge that, in the event this Agreement is terminated in accordance with this Article IV, the Confidentiality Agreements dated August 23, 1999 and September 1, 1999 between the Company and the Purchaser shall remain in full force and effect.

                                    ARTICLE V

                                  MISCELLANEOUS


     (a) The Company shall pay all expenses (including, without limitation, reasonable counsel fees) in connection with the transactions contemplated hereby, including all fees incurred in connection with filings under the HSR Act.

     (b) The representations or warranties contained in this Agreement or in any instrument delivered in connection with this Agreement shall survive for 12 months after the Closing Date.

     (c) The Company agrees to make all commercially reasonable efforts to have the Shares duly admitted for listing on the Nasdaq National Market as soon as reasonable practicable following the Closing Date.

     (d) The Company and the Purchaser acknowledge that the rules of the Nasdaq Stock Market, Inc. regarding the issuance of securities listed on the Nasdaq National Market (the "NNM Rules") would require the approval of the Company's stockholders in the event the Company issues shares constituting in excess of twenty percent (20%) of the then outstanding Common Stock at a price less than the greater of the book value and the current market price of the Common Stock and/or as otherwise provided in the NNM Rules. In the event the Company and the Purchaser determine that the issuance of the Shares would require approval of the stockholders of the Company under NNM Rules, the Company and the Purchaser agree to cooperate to take all action necessary to receive such approval in a timely fashion.

     (e) The Company and the Purchaser, on behalf of Heinz, agree to negotiate the Strategic Alliance Agreements in good faith and execute the same as soon as reasonably practicable following the Closing on terms and conditions substantially as set forth in Exhibit C hereto.

     (f) Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by an instrument in writing, signed by the party against which enforcement of such amendment, discharge, waiver or termination is sought.

     (g) This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect; provided that Heinz may, without the consent of the Company, assign its rights hereunder upon the transfer of the Investment Shares in accordance with Section 1.4(b) to a wholly-owned direct or indirect subsidiary of Heinz who agrees to be subject to the terms and conditions of this Agreement, the Investor's Agreement and the Registration Rights Agreement. This Agreement shall be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement shall be construed as giving any person, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

     (h) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

     (i) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, sent by facsimile or mailed by certified or registered mail; return receipt requested, addressed as follows:

If to the Purchaser, to:        Earth's Best, Inc.
                                c/o H.J. Heinz Company
                                1062 Progress Street
                                Pittsburgh, PA 15230
                                Telecopier No.: (412) 237-3523
                                Attention:  Francis W. Daily, Jr.

with a copy to:                 H.J. Heinz Company
                                600 Grant Street
                                Pittsburgh, PA  15219
                                Telecopier No.:  (412) 4566102
                                Attention: Vice President - Legal Affairs


If to the Company, to:          The Hain Food Group, Inc.
                                50 Charles Lindbergh Boulevard
                                Uniondale, NY  11553
                                Telecopier No.:  (516) 237-6240
                                Attention:  President

with a copy to:                 Cahill Gordon & Reindel
                                80 Pine Street

                                New York, New York  10005
                                Telecopier No.: (212) 269-5420
                                Attention:  Roger Meltzer, Esq.

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. All notices, requests, consents and other communications hereunder shall be deemed to have been duly given or served on the date on which personally delivered or on the date actually received, with receipt acknowledged.

     (j) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     (k) This Agreement, the Other Documents (when executed and delivered by the parties hereto) and the Acquisition Agreement constitute the sole and entire agreement of the parties with respect to the subject matter hereof and supersede any and all prior or contemporaneous agreements, discussions, representations, except as set forth in Section 4.1(c) hereof, warranties or other communications. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

     (l) Reference in this Agreement to the Acquisition Agreement, including in connection with the Shares, are for convenience purposes only and create no obligation of the parties hereto with respect to the Acquistion.

     (m) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (n) As used in this Agreement, knowledge shall mean, with respect to any person, actual knowledge of such person (without imputing any knowledge to such person), if an individual, or of any executive officer of such person, if not an individual.

     (o) This Agreement may not be amended or modified without the written consent of the Company and the Purchaser, nor shall any waiver be effective against any party unless in a writing executed on behalf of such party.

     (p) If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

     (q) The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provisions of this Agreement.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed and delivered by the undersigned duly authorized officers as of the day and year first above written.

                                            THE HAIN FOOD GROUP, INC.


                                            By:     /s/ Irwin D. Simon
                                                   ---------------------------
                                                    Name: Irwin D. Simon
                                                    Title:  President


                                            EARTH'S BEST, INC.


                                            By:     /s/ Robert Yoshida
                                                   ---------------------------
                                                    Name: Robert Yoshida
                                                    Title:  President